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                                                                     EXHIBIT 5.1

         OPINION OF COUNSEL REGARDING LEGALITY AND CONSENT OF COUNSEL


                   [LETTERHEAD OF GAMBRELL & STOLZ, L.L.P.]

                               November 19, 1998



American Software, Inc.
470 East Paces Ferry Road, N.E.
Atlanta, Georgia 30305

          Re:  American Software, Inc. Employee Stock Purchase Plan

Ladies and Gentlemen:

     We have acted as counsel to American Software, Inc. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of 400,000 shares of the Company's Class A Common Stock, $.10 par value (the "Shares"), which may be purchased in the open market on behalf of participants under the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed open market purchases of the common stock, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is our opinion that the Shares, when purchased in conformance with the terms and conditions of the Plan, will have been legally issued, fully paid and nonassessable under the Georgia Business Corporation Code.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the purchase of the Shares on the open market on behalf of participants.

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American Software, Inc.


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     We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                    Very truly yours,

                                    GAMBRELL & STOLZ, L.L.P.


                                    By: /s/ Henry B. Levi
                                        -----------------
                                        Henry B. Levi



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